SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
                    [Amendment No. _____________]

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as
        permitted by Rule 14a-6(e)((2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-
        11(c) or Section 240.14a-12

                 PERSONNEL MANAGEMENT, INC.
          (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules
        14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which
        transaction applies:
        _____________________________________________

    2) Aggregate number of securities to which transaction applies: ________________________

    3)  Per unit price or other underlying value of
        transaction computed pursuant to Exchange Act Rule
        0-11 (Set forth the amount on which the filing fee
        is calculated and state how it was determined):
        ________________________________

    4)  Proposed maximum aggregate value of transaction:
        ________________________________________________

    5)  Total fee paid: ________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid: _________________
                        2)    Form Schedule or Registration
                              Statement No.: _________________
        3)  Filing Party: _________________
        4)  Date Filed: _________________

      2                 DEFINITIVE PROXY SOLICITATION
                        MATERIALS--INTENDED TO BE RELEASED
                        2/4/97

                     PERSONNEL MANAGEMENT, INC.

            NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS


    The 1997 Annual Meeting of Shareholders of Personnel
Management, Inc. will be held in Conference Room A on the 3rd Floor of the Bank One Tower, Indianapolis,
Indiana 46204, at 10:00 a.m., Eastern Standard Time, on
Tuesday, February 25, 1997, for the following purposes:

    1. To elect one Director to hold office until the Annual Meeting of Shareholders to be held in the year 2000 and thereafter until his successor is elected and has qualified.

    2. To transact such other business as may properly come before the Annual Meeting.


    Holders of Common Shares of record at the close of business on January 13, 1997, are entitled to notice of and to vote at the Annual Meeting.


    SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN
PERSON.  ALL SHAREHOLDERS, EVEN IF THEY PLAN TO ATTEND
THE MEETING, ARE REQUESTED TO COMPLETE, SIGN AND DATE
THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE
ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED
IN THE UNITED STATES.





                                           Don R. Taylor
                                           President and Chief
Executive Officer

January 31, 1997
Greenwood, Indiana






                      (ANNUAL REPORT ENCLOSED)

      3                    PROXY STATEMENT

               1997 ANNUAL MEETING OF SHAREHOLDERS OF
                     PERSONNEL MANAGEMENT, INC.

      This Proxy Statement is being furnished to Shareholders on or about January 31, 1997, in connection with the solicitation by the Board of Directors of Personnel Management, Inc. (the
"Company"), of proxies to be voted at the 1997 Annual
Meeting of Shareholders to be held at 10:00 a.m., Eastern Standard Time, on Tuesday, February 25, 1997, in Conference Room A on the 3rd Floor of the Bank One
Tower, Indianapolis, Indiana 46204. The Company's executive offices are located at 1499 Windhorst Way, Suite 100, Greenwood, Indiana 46143.

      At the close of business on January 13, 1997, the record date for the Annual Meeting, there were 2,020,156 Common Shares issued and outstanding and entitled to vote at the Annual Meeting.

      If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy may be revoked by either (a) filing with the Secretary (or other officer or agent of the Company authorized to tabulate votes) (i) an instrument revoking the proxy or
(ii) a subsequently dated proxy, or (b) attending the Annual Meeting and voting in person. Unless revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions of the shareholder as indicated on the proxy. If no instructions are given, the shares will be voted as recommended by the Directors.



                        ELECTION OF DIRECTOR

      The members of the Board of Directors are divided into three classes with the members of one class being elected at each annual meeting of Shareholders to serve a term of three years and thereafter until their successors are duly elected and have qualified. The
Board of Directors was reduced from six to five members in December 1996 following the resignation of a Director. The terms of the current Directors expire as follows: 1997--Mr. Taylor; 1998--Messrs. Swider and
VonDerHaar; and 1999--Messrs. Cook and DeJonge.

      Don R. Taylor has been nominated to fill the one position on the Board that is to be filled at the Annual Meeting. It is the intention of the persons named in the accompanying form of proxy to vote such proxy in favor of the re-election of Mr. Taylor to the

Board of Directors for an additional three-year term.
Mr. Taylor has indicated that he will accept nomination and election as a Director. If, however, he is unable or unwilling to accept nomination or election, it is the intention of the Board of Directors to nominate such other person as Director as it may in its discretion determine, in which event the shares subject to the proxy will be voted for that person.

      A nominee will be elected if the nominee receives a plurality of the votes cast by the shares entitled to vote in the election with respect to the Board seat for which the nominee has been nominated, provided that a quorum is present at the meeting. Proxies marked as "vote withheld" and shares held in street name that are designated by brokers on proxy cards as not voted will be treated as shares present for the purpose of determining whether a quorum is present. Shares present but not voted for any nominee do not influence in any manner the determination of whether a nominee has received a plurality of the votes cast. If for some unforeseen reason a nominee of the Board of Directors should become unavailable for election, the proxy may be voted for a substitute nominee, or the number of Directors constituting the Board may be reduced prior to the Annual Meeting.


             THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                SHAREHOLDERS VOTE FOR THE ONE NOMINEE
               IDENTIFIED ABOVE (ITEM 1 ON THE PROXY).

      The following table presents certain information regarding the Directors of the Company, including the Director who has been proposed by the Board of Directors for re-election at the Annual Meeting.
Unless otherwise indicated in a footnote, the principal occupation of each Director has been the same for the last five years and such Director possesses sole voting and investment powers with respect to the shares indicated as beneficially owned by such Director.
Unless specified otherwise, a Director is deemed to share voting and investment powers over shares indicated as held by a spouse, children or other family members residing with the Director. Mr. Taylor, who beneficially owned 29.5 percent of the Company's Common
Shares, and Mr. VonDerHaar, who beneficially owned 1.3 percent of the Company's Common Shares, are the only persons named below who beneficially owned more than
1.0 percent of the Company's Common Shares as of the date indicated.

                                                                         Shares
                                                                     Beneficially
Name, Age and                                  Director            Owned on December
Present Principal Occupation                     Since                   31, 1996
____________________________                  _________          ___________________

Don R. Taylor*                                   1986                    596,805
49
President and Chief Executive
 Officer of the Company

Joseph C. Cook, Jr.                              1994                     14,338 (2)
54
President, Cambrian Associates
 LLC (consulting) (1)

Max K. DeJonge                                   1995                      6,100 (3)
56
President,
O'Neal Steel, Inc. (steel distribution)

David L. Swider                                  1993                      6,000 (4)
43
Partner, Bose McKinney & Evans (attorneys)

Richard L. VonDerHaar                            1994                     25,819 (5)
46
Senior Vice President and Director of
 Municipal Finance of David A. Noyes &
 Company (an investment firm)

_________________________________________________________
      *     Nominee

(1) Mr. Cook retired as Group Vice President of Eli Lilly & Co. (pharmaceuticals) in December 1993. Prior to becoming Group Vice President in June 1992, Mr. Cook served as Vice President, Production Operations, of Eli Lilly & Co. Mr. Cook also owns Life Science

      Advisors, which has provided strategic consulting services since 1994. Mr. Cook also serves as a Director of Amylin
      Pharmaceuticals, Inc., North American Biologicals, Inc. and
      Dura Pharmaceuticals, Inc.

(2)   Includes 7,500 shares held of record by Farview Management
      Company, L.P., for which shares Mr. Cook has or shares voting and investment power, and 2,338 shares that Mr. Cook may acquire upon the exercise of stock options.

(3) Includes 1,100 shares that Mr. DeJonge may acquire upon the exercise of stock options.

(4) Includes 3,850 shares that Mr. Swider may acquire upon the exercise of stock options.

(5) Includes 1,600 shares held by the trust of Mr. VonDerHaar's spouse, 3,850 shares that Mr. VonDerHaar may acquire upon the exercise of stock options and 7,259 shares that Mr. VonDerHaar has the right to acquire pursuant to warrants issued by the Company.


              Director Meetings and Standing Committees

      The Board of Directors of the Company held four meetings during the fiscal year ended October 31, 1996.
Each of the Company's Directors attended at least seventy-five percent of the meetings of the Board of Directors and the committees on which he or she served during fiscal 1996.

      The committees of the Board include the Audit
Committee and the Compensation Committee (which also acts as the Stock Option Committee). The Board does not have a nominating committee. Messrs. Swider and VonDerHaar, both of whom are non-employee Directors, served as the entire membership of these Committees during fiscal 1996. The Audit Committee, which recommends to the Board the appointment of the Company's independent accountants and meets periodically with such accountants, met six times during fiscal 1996. The Compensation Committee reviews and approves compensation for the Company's executive officers and, acting as the Stock Option Committee, administers the Company's stock option plans. The
Compensation Committee met once during fiscal 1996.

                       EXECUTIVE COMPENSATION

      The following table sets forth certain summary information regarding the compensation paid by the Company or its subsidiaries to or on behalf of the Company's Chief Executive Officer and each other executive officer whose salary and bonus earned during fiscal 1996 exceeded $100,000.

                              Summary Compensation Table
                                                               Long Term Compensation
                                                               ______________________

                                    Annual Compensation                 Awards
                                    ___________________                _______

                                                                   Securities
Name and                                                           Underlying
Principal Position                Year     Salary ($)  Bonus ($)  Options/SARs (#)
__________________                ____     __________  _________  ________________

Don R. Taylor, President           1996     277,883           0           0
and Chief Executive Officer        1995     298,075      27,639           0
                                   1994     175,815     206,595           0

Elizabeth McFarland,               1996     117,998      10,374      10,000
Vice President-Operations          1995     124,532      13,517      33,005(1)
                                   1994      92,030      48,247      59,100

(1) All of the options granted to Ms. McFarland during fiscal 1995 were subsequently cancelled.

                        Employment Agreements

     Don Taylor and Elizabeth McFarland entered into employment agreements with the Company in November
1995. The agreements provide for employment on an at-will basis and are terminable at any time with or without cause by either the executive or the Company.
The agreements provide for the payment of a base salary in an amount to be determined by the Board of Directors or a committee of the Board of Directors and for the payment of such bonuses, other cash incentive awards, and/or benefits that the Board of Directors or a committee of the Board may authorize from time to time.
No base salary or other compensation amounts are specified in the agreements.

     The employment agreements provide for the payment of a severance benefit equal to one month's base salary as then in effect for the executive if the executive's employment is terminated other than for misconduct, as defined in the agreement, or on the account of death.
The agreements state that the Board, or an authorized
Board committee, may, but is under no obligation to, award such additional severance benefits as it may determine if termination is other than for misconduct or on the account of death.

     At the time Mr. Taylor and Ms. McFarland entered into their employment agreements they each also entered into change in control severance benefit agreements.
The agreements provide that if the executive's employment is terminated concurrently with, within three months immediately preceding, or within twenty-four months immediately following, a "change of control" (as defined in the agreements) and such termination is not by the Company for "cause,"
"disability" or death or by the executive for "good reason" (as these terms are defined in the agreements), then the Company will pay the executive a severance benefit in the amount equal to two times the highest amount of annual base salary paid to the executive by the Company during the Company's employment of the executive. The amount of the severance benefit will be reduced, however, to the extent of any indebtedness then owed to the Company by the executive. The agreements also provide that if the severance benefit would constitute an "excess parachute payment" within the meaning of the Internal Revenue Code, then the Company will pay the executive additional amounts to cover all federal excise tax attributable to the excess payment and to cover all state and federal income taxes on the additional payment made for excise tax.

     A "change in control," as defined in the agreements, is deemed to have occurred if, subject to certain qualifications and exceptions, (a) the Company is a party to a reorganization, consolidation or merger and the Company is not the surviving corporation or the Company's Common Shares are converted into cash, securities or other property, or there is a sale, lease, exchange or other transfer of all or substantially all of the assets of the Company and its consolidated subsidiaries; (b) a person or group of persons acquires beneficial ownership of twenty percent or more of the voting power of the Company's then-outstanding voting securities, or (c) at the end of any two-year period the persons who served on the Board at the beginning of the period no longer constitute a majority of the members of the Board.

                      Compensation of Directors

     The 1994 Directors Stock Option Plan (the "Director
Plan"), was adopted by the Board of Directors on April
30, 1995, and approved by the Shareholders on March 28, 1996. Each non-employee Director was granted options during fiscal 1996 under the Director Plan at the rate of 550 shares for each meeting of the Board of Directors attended and 275 shares for each meeting of a committee of the Board of Directors attended. For attendance at meetings during fiscal 1996, grants of stock options to purchase an aggregate of 11,825 Common
Shares at a weighted average exercise price of $7.22 per share with expiration dates ranging from January
30, 2001 to October 30, 2001 were made under the Director Plan to the non-employee directors.

                Option/SAR Grants in Last Fiscal Year

     The following table sets forth information with respect to stock options (the Company has never granted
SARs) granted to the named executive officers during the fiscal year that ended October 31, 1996.



                                                                                Potential
                                                                               Realizable
                                                                                Value at
                                                                                Assumed
                                                                                 Annual
                                                                                Rates of
                      Number of      % of Total                                Stock Price
                      Securities    Options/SARs                               Appreciation
                      Underlying      Granted to   Exercise or                     For(1)
                     Options/SARs     Employees        Base      Expiration    Option Term
   Name               Granted (#)  in Fiscal Year  Price ($/Sh)     Date        5%      10%
   ____              ____________  ______________  ____________  __________  ________________

Elizabeth McFarland    10,000(2)        8.85%         $8.73       6/9/2006   $54,900 $139,000

(1) The amounts in the table compute the potential future value of each option grant, as of the date of grant, assuming that the market price of the Company's Common Shares appreciates from the market price on the date of grant at arbitrary rates of stock price appreciation mandated by SEC rules. These assumptions are not intended to forecast possible future appreciation, if any, of the Company's Common Stock.

(2) The option was granted pursuant to the Personnel Management, Inc. 1994 Stock Option Plan. The option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The option was granted at fair market value on the date of grant, with the per share exercise price being based on the average closing bid and asked prices of one Common Share reported on NASDAQ for the five trading days immediately preceding the date of grant. The option becomes exercisable in twenty percent increments, with twenty percent of the shares covered by the option becoming exercisable on the date of grant and an additional twenty percent becoming exercisable on each of the first four anniversaries of the grant date; provided, however, that the option becomes immediately exercisable upon the optionee's death, permanent and total disability, and in the event of certain changes in control of the Company or other corporate transactions.


                       Aggregated Option/SAR Exercises in
                      Last Fiscal Year and Fiscal Year-End
                                Option/SAR Values

      The following table sets forth information with respect to the options that have been granted to the named executive officers and the value of unexercised options held by the named executive officers as of October 31, 1996.(1) There were no exercises of options by the named executive officers during fiscal 1996.

                           Number of Unexercised       Value of Unexercised
                           Options/SARs at Fiscal   In-the-Money Options/SARs
                                Year-End(#)         at Fiscal Year-End ($)(1)

                                Exercisable/               Exercisable/
        Name                    Unexercisable

Elizabeth McFarland              9,762/8,000                   0/0(2)


(1) The value is calculated by multiplying (i) the number of shares covered by those options that were "in the money" by (ii) the difference between the closing price of a Common Share on October 31, 1996 ($7.00) and the per share exercise price of the options.

(2) The per share exercise prices of the options held by Ms. McFarland exceeded the closing price of a Common Share on October 31, 1996.



             REPORT OF THE COMPENSATION COMMITTEE OF THE
            BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The following report is furnished by the Compensation Committee of the Board of Directors (the
"Committee") with respect to the compensation of Don R.
Taylor, the Company's CEO, and of the other executive officer named in the compensation table appearing above, for the fiscal year ended October 31, 1996.

      The Committee, which is composed of two Directors
who are not officers or employees of the Company, is
responsible for determining the salary, bonus and other
compensatory awards, plans and arrangements for the
Company's CEO and other executive officers.   The
Committee also serves as the Stock Option Committee and administers the Company's Amended and Restated 1993
Stock Option Plan and 1994 Stock Option Plan.

      In general, the major goal of the Company's compensation program with respect to all management personnel, including the CEO and other executive officers, is the alignment of compensation with business results. For the reasons discussed below, however, the Committee did not establish any specific benchmarks of corporate performance (either qualitative or quantitative) against which executive compensation was determined for fiscal 1996. The Company remains committed to paying compensation that is competitive with other leading temporary staffing companies to ensure that it can attract and retain the most qualified individuals. The principal components of the Company's executive compensation program include base salary, merit bonuses, and stock option grants.

      In preparation for determining compensation for the 1995 fiscal year, the Committee reviewed comparative compensation information from publicly available sources with respect to other public temporary staffing companies. The Company's 1995 performance did not achieve the expectations of management or of the Compensation Committee. Thus, Mr. Taylor and the other named executive officer voluntarily waived their rights to bonus participation under the 1995 executive bonus pool then in effect with respect to the last two quarters of 1995, and such officers received no merit bonuses for 1995. The
Company's executive officers also agreed to new employment agreements with the Company effective at the end of the 1995 fiscal year which provided for their continued employment solely on an at-will basis and eliminated their entitlement to specific base salary and other compensation payments. Also, at the beginning of the 1996 fiscal year, the Company commenced a search for a new chief financial and accounting officer due to the resignation of the prior chief financial officer.

      The Committee did not request an update of the compensation information in connection with setting
1996 compensation for Mr. Taylor and the other named executive officer due to 1995's disappointing earnings performance, the need to retain flexibility in order to structure a compensation package that would attract a new chief financial officer, the desirability of having input from the newly-hired chief financial officer as to the Company's overall executive compensation programs, and the willingness of the Company's executive officers to forego bonus accruals and rights voluntarily. In June 1996, Mr. Taylor voluntarily offered to accept a reduction of his future base salary
(which reduction the Committee accepted and approved) by approximately $50,000 on an annualized basis. The
Committee did not award any bonus to Mr. Taylor for 1996.

      The Committee did not grant any stock options to Mr. Taylor during the 1996 fiscal year, because the Committee continued to believe that the substantial shareholdings of Mr. Taylor were sufficient to ensure that the interests of Mr. Taylor were closely aligned with the interests of the Company's other shareholders.
An option covering 10,000 Common Shares was granted to the other named executive officer in June 1996 at the time of a reduction in such officer's base salary.

      The Internal Revenue Code of 1986 limits to $1 million the deduction that a publicly held corporation may claim with respect to the compensation paid to certain highly paid executive officers, subject to certain conditions. The Committee has not taken any action to recommend changes in the Company's compensation policies in response to this limitation on deductibility because base salaries and other awards made to the Company's CEO and executive officers have historically been substantially less than the $1 million maximum amount.


      SUBMITTED BY THE MEMBERS OF THE COMPENSATION
      COMMITTEE OF THE BOARD OF DIRECTORS:


            David L. Swider
            Richard L. VonDerHaar






            COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                            PARTICIPATION

      Mr. Swider, a Director of the Company and a member of the Compensation Committee, is a partner in the law firm of Bose McKinney & Evans. Bose McKinney & Evans has represented the Company as legal counsel in certain matters during fiscal 1996 and the Company expects that the firm will continue to represent the Company in similar matters during fiscal 1997.

                          PERFORMANCE GRAPH

      The following Performance Graph compares the cumulative total shareholders' return on the Company's
Common Shares since quotations of its stock price commenced on the NASDAQ National Market System in connection with the Company's initial public offering in 1994, with the cumulative total return of the NASDAQ
Stocks U.S. Companies and a peer group consisting of all NASDAQ Stocks U.S. Companies providing personnel supply services (based on those companies having SIC
Codes 7360 to 7369).


                   Comparison of Five-Year Cumulative Total Returns


                             [TABLE SUBSTITUTED FOR GRAPH]


                           10/31/91     10/30/92      10/29/93     10/31/94     10/31/95   10/31/96

Personnel Management,                                       128.2     102.9      79.0
 Inc.

Nasdaq Stock Market          68.0      76.7       98.8       99.3     133.8     157.9
 (US Companies)

NASDAQ Stocks                82.4      89.3       87.9      107.6     126.4     218.2
  (SIC 7360-7369
   US Companies)
Personnel Supply
  Services


Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.       The index level for all series was set to $100.0 on 01/26/94.

                                 CERTAIN TRANSACTIONS

JBD Real Estate, Inc. The Company leases four of its Indiana office locations from JBD Real Estate, Inc., an Indiana corporation ("JBD") under leases that were executed in fiscal years prior to 1996. JBD is owned by Don R. Taylor, who is the Company's President, a member of its Board of Directors, and a beneficial owner of more than five percent of the Company's Common Shares. During fiscal year 1996, Ms. McFarland sold her interest in JBD to Mr. Taylor. Total rental expenses paid by the Company to JBD during fiscal year 1996 were $126,730, and such expenses are expected to be approximately $150,000 in fiscal 1997.

Loans to Don R. Taylor. The Company made loans to Mr. Taylor during calendar year 1992 in the original aggregate principal amount of $409,598. The loans, which were refinanced in November 1995 and are repayable in December 1997, remain outstanding. As of October
31, 1996, Mr. Taylor was indebted to the Company under these loans in the aggregate amount (with interest) of $508,148.

Loan to Elizabeth McFarland. In 1994, the Board of Directors authorized a loan to Ms. McFarland under the Loan Plan for Key Employees for the purpose of assisting Ms. McFarland in satisfying federal and state income tax withholding requirements with respect to the ordinary income realized by her for income tax purposes upon exercise of her nonqualified stock options in December 1994. The authorization for the loan was renewed in August 1995. The funds for the loan were disbursed in April 1996, at which time the amount of $123,352 was lent to Ms. McFarland. Subsequently, Ms. McFarland repaid one half of this loan. The loan is secured by Ms. McFarland's pledge of 24,670 Common Shares and evidenced by a promissory note due April 14, 2006, in the principal amount of the loan, with interest payable annually at a variable rate (adjusted annually) equal to the "Prime Rate," which is defined as the base rate charged on corporate loans by large U.S. banks as reported in the Money Rates column of The Wall Street Journal. The loan is reflected in the Company's financial statements as a deduction from common stock. At October 31, 1996, Ms. McFarland was indebted to the Company under this loan in an aggregate amount (including interest) of $65,203.



                                APPOINTMENT OF AUDITORS

   Price Waterhouse LLP served as independent auditors for the Company in 1996. The Company's Board of Directors has not yet considered the appointment of auditors for 1997. Representatives of Price Waterhouse will be present at the 1997 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                           PRINCIPAL OWNERS OF COMMON SHARES

   The following table sets forth information as of December 31, 1996, relating to every person, including any group, known by management to beneficially own more than five percent of the Company's Common Shares and the beneficial ownership of the Company's Common Shares by all Directors and executive officers as a group.

Name and Address                    Shares Beneficially Owned
of Beneficial Owner                  as of December 31, 1996           Percent of Class
___________________                  ________________________          ________________

Don R. Taylor
1499 Windhorst Way
Suite 100
Greenwood, IN  46143                       596,805 (1)                     29.5 %

Carolyn S. Taylor
Rural Route 5, Box 92
Rockville, IN  47872                       280,790 (2)                     13.9 %

Stockholders Agreement Group (3)
c/o Don R. Taylor
1499 Windhorst Way
Suite 100
Greenwood, IN  46143                       918,634 (4)                     45.5 %

Heartland Advisors, Inc. and
  Heartland Group, Inc.
790 North Milwaukee Street
Milwaukee, WI  53202                       389,600 (5)                     19.3 %

All Directors and executive
 officers (a group consisting
 of 7 persons)                             682,187 (6)                     33.0 %


(1) Does not include an additional 321,829 shares beneficially owned by Elizabeth McFarland and Carolyn S. Taylor, although Mr. Taylor has the power under the Stockholders Agreement to direct their vote with respect to the election of Directors for the remaining term of the Stockholders Agreement.

(2)   Includes 110 shares held by one of Ms. Taylor's sons.

(3) On November 19, 1993, Don R. Taylor, Elizabeth McFarland, Carolyn S. Taylor and a former officer of the Company (who no longer owns any Common Shares) entered into a Stockholders Agreement with the Company. The Stockholders Agreement grants the Company's executive officers (by vote of a majority of the shares held by those executive officers, which vote presently is effectively controlled by Mr. Taylor) the power to direct the voting of all shares held by the parties to the Stockholders Agreement with respect to elections of Directors. The Stockholders Agreement also restricts certain sales, transfers or other dispositions by those parties of their shares.

(4) Includes an aggregate of 9,762 shares that Ms. McFarland has the right to acquire pursuant to options granted to her under the Company's 1993 and 1994 Option Plans.

(5) Based solely upon information reported by Heartland Advisors, Inc., in Amendment No. 1 to its statement on Schedule 13G filed with the Securities and Exchange Commission on June 10, 1996.

(6) Includes 11,138 shares that non-employee Directors have the right to acquire pursuant to options granted under the Director Plan (Mr. Cook: 2,338; Mr. DeJonge: 1,100; Mr. Swider: 3,850; Mr. VonDerHaar: 3,850) and 7,259 shares that Mr. VonDerHaar has the right to acquire pursuant to warrants issued by the Company. Does not include an additional 280,790 shares beneficially owned by Ms. Taylor and 41,039 shares beneficially owned by Ms. McFarland, although Mr. Taylor has the power under the Stockholders Agreement to direct their vote with respect to the election of Directors for the remaining term of the Stockholders Agreement.


                             OTHER MATTERS

      The Board of Directors knows of no matters, other than the election of directors reported above, that are to be brought before the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.


                               EXPENSES

      All expenses in connection with this solicitation of proxies will be borne by the Company.



             SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

      A shareholder desiring to submit a proposal for inclusion in the Company's proxy statement for the 1998
Annual Meeting of Shareholders must deliver the proposal so that it is received by the Company no later than October 3, 1997. Proposals should be sent to Secretary,
Personnel Management, Inc., 1499 Windhorst Way, Suite
100, Greenwood, Indiana 46143, and mailed by certified mail, return receipt requested.

                                 PROXY

                      PERSONNEL MANAGEMENT, INC.

          Proxy Solicited on Behalf of the Board of Directors
               of the Company for the Annual Meeting of
                   Stockholders on February 25, 1997

The undersigned hereby constitutes and appoints David L. Swider and Robert R. Millard, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Personnel Management, Inc., to be held at the Bank One Center/Tower, 3rd Floor. Conference Room A, Indianapolis, Indiana at 10:00 a.m. on Tuesday, February 25, 1997, and at any adjournments thereof, on all matters coming before said meeting.

Election of Director, Nominee:

      Three year term   Don R. Taylor
                                                 (change of address)


_____________________________________


_____________________________________


_____________________________________


_____________________________________

                                           (If you have written in the
above
                                           space, please mark the
corresponding
                                           box on the reverse side of
this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote for Item 1. The Proxy Committee cannot vote your shares unless you sign and return this card.

                          [See Reverse Side]

         Please mark your                              SHARES IN YOUR
NAME
 / X  /  votes as in
-------  this example.

                     FOR      WITHHELD

1.  Election of     /    /     /    /      THE BOARD OF DIRECTORS
RECOMMENDS
    Director        ------     ------      A VOTE "FOR" ITEM 1.
    (see reverse)



                                           In their discretion, the
proxies are                                            authorized to
vote upon such other                                         business
as may properly come before                                        the
meeting.


                              Change
                              of      /    /
                              address ------

                              Attend  /    /
                              Meeting ------


SIGNATURE(S)__________________________________________
DATE_______________

SIGNATURE(S)__________________________________________
DATE_______________

NOTE: Please sign exactly as name appears hereon.  Joint owners
should each sign.       Trustees, Executors, etc. should indicate
capacity in which they are signing.